UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Aftermarket Technology Corp.
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Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Aftermarket Technology Corp. on Thursday, June 2, 2005, at 8:00 a.m. Central time at the Renaissance Chicago O’Hare Hotel, 8500 West Bryn Mawr Avenue, Chicago, Illinois 60631.  Your Board of Directors and management look forward to greeting those stockholders who attend the meeting.

At this meeting you will be asked to elect directors.  Your Board of Directors recommends a vote FOR the proposed nominees.  The reasons for the Board’s recommendation, as well as other important information, are contained in the accompanying Proxy Statement.  You are urged to read the Proxy Statement carefully.

It is important that your shares be represented and voted at the meeting, whether or not you plan to attend.  Please sign, date and mail the enclosed proxy card at your earliest convenience.

Your interest and participation in the affairs of Aftermarket Technology Corp. are greatly appreciated.

/s/ Donald T. Johnson, Jr.

Donald T. Johnson, Jr. President and Chief Executive Officer

April 27, 2005

AFTERMARKET TECHNOLOGY CORP.

1400 Opus Place, Suite 600

Downers Grove, Illinois 60515

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Aftermarket Technology Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aftermarket Technology Corp. will be held at the Renaissance Chicago O’Hare Hotel, 8500 West Bryn Mawr Avenue, Chicago, Illinois 60631 on Thursday, June 2, 2005, at 8:00 a.m., Central time, for the purposes of considering and acting upon the following:

1.                                       election of seven directors to hold office until the 2006 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

2.                                       transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 26, 2005 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

By Order of the Board of Directors,
/s/ Joseph Salamunovich

Joseph Salamunovich Secretary

Dated:  April 27, 2005

PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

TABLE OF CONTENTS

Solicitation of Proxies
Voting
Election of Directors
Management
Executive Compensation
Securities Authorized for Issuance Under Equity Compensation Plans
Performance Graph
Security Ownership of Certain Beneficial Owners and Management
Certain Transactions
Audit Matters
Annual Report
Stockholder Communications with the Board of Directors
Multiple Stockholders Sharing the Same Address
Stockholder Proposals for the 2006 Annual Meeting of Stockholders

i

AFTERMARKET TECHNOLOGY CORP.

1400 Opus Place, Suite 600
Downers Grove, Illinois 60515

PROXY STATEMENT

Annual Meeting of Stockholders
June 2, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aftermarket Technology Corp. for use at its Annual Meeting of Stockholders to be held at the Renaissance Chicago O’Hare Hotel, 8500 West Bryn Mawr Avenue, Chicago, Illinois 60631, on June 2, 2005 at 8:00 a.m., Central time, and all adjournments thereof.

This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 29, 2005.

SOLICITATION OF PROXIES

The cost of preparing, assembling and mailing this proxy statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy and the solicitation of proxies will be paid by Aftermarket Technology Corp.  Proxies may be solicited by our directors, officers and employees, none of whom will receive any additional compensation for such solicitation.  Proxies may be solicited in person or by telephone.  We will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

VOTING

The close of business on April 26, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.  On that date, there were 21,306,585 shares of our common stock outstanding.  A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the annual meeting.  Each share of common stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the annual meeting.  In all matters other than the election of directors, the affirmative vote of a majority of the shares of common stock present in person or represented by proxies and entitled to vote will be the act of stockholders.  Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxies and entitled to vote on the election of directors.  Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected.  If a broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as present for purposes of determining the existence of a quorum but will not be considered as present and entitled to vote with respect to that matter.

Proxies will be voted in accordance with the instructions on the proxies.  In the absence of instructions, proxies will be voted FOR Aftermarket Technology Corp.’s nominees for election as directors.  As of April 27, 2005, the Board of Directors is not aware of any matters to be presented for action at the annual meeting other than the election of directors.  However, should any other matters come before the annual meeting, proxies will be voted in the discretion of the persons named as proxies thereon as to any other business that may properly come before the annual meeting or any adjournment thereof.

Any stockholder has the power to revoke his or her proxy at any time before it is voted at the annual meeting by submitting written notice of revocation to our corporate secretary or by filing a duly executed proxy bearing a later date.  A proxy will not be voted if the stockholder who executed it is present at the annual meeting and elects to vote in person the shares represented by the proxy.

ELECTION OF DIRECTORS

Our directors are elected annually.  The term of office of all present directors expires on the date of the annual meeting.  Currently, we have twelve directors but Messrs. Robert Anderson, Michael T. DuBose, Dale F. Frey, Mark C. Hardy and Gerald L. Parsky will retire from the Board of Directors at the annual meeting.  The Board has decided to reduce the number of authorized directors from twelve to seven effective as of the annual meeting.  Therefore, at the annual meeting seven directors are to be elected to serve for the ensuing year and until their successors are elected and qualified.  The nominees for election as directors are:

Robert L. Evans	Michael D. Jordan
Curtland E. Fields	S. Lawrence Prendergast
Dr. Michael J. Hartnett	Edward Stewart
Donald T. Johnson, Jr.

All of the nominees currently serve as directors of Aftermarket Technology Corp.  Messrs. Evans, Fields and Stewart were appointed to the Board in December 2004 to fill three vacancies when the Board was expanded from nine members to twelve.

For information regarding each nominee, see “Management—Directors and Executive Officers.”

Should any nominees become unavailable to serve as a director or should any vacancy occur before the election (which events are not anticipated), the proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced.  If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement.  To the best of our knowledge, all nominees are and will be available to serve.

The Board of Directors recommends a vote FOR each of the nominees.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Positions
Donald T. Johnson, Jr.	53	President and Chief Executive Officer, Director
Todd R. Peters	42	Vice President and Chief Financial Officer
John J. Machota	53	Vice President, Human Resources
Mary T. Ryan	52	Vice President, Communications and Investor Relations
Joseph Salamunovich	45	Vice President, General Counsel and Secretary
John R. Colarossi	52	President, Independent Aftermarket
William L. Conley, Jr.	56	President, ATC Logistics
Brett O. Dickson	40	Vice President, North American Remanufacturing Operations
Michael T. DuBose	51	Chairman of the Board (non-executive)
Robert Anderson	84	Director
Robert L. Evans	52	Director
Curtland E. Fields	53	Director
Dale F. Frey	72	Director
Mark C. Hardy	41	Director
Dr. Michael J. Hartnett	59	Director
Michael D. Jordan	58	Director
Gerald L. Parsky	62	Director
S. Lawrence Prendergast	64	Director
Edward Stewart	62	Director

Donald T. Johnson, Jr. joined us as President and Chief Operating Officer in January 2004.  In February 2004, Mr. Johnson succeeded Michael T. DuBose as Chief Executive Officer and became a director in May 2004.  Before joining us, Mr. Johnson was Global Director, Parts, Supply and Logistics for Ford Motor Company since 1999.  Prior to that, Mr. Johnson spent 26 years working for Caterpillar, Inc. and its subsidiaries, including serving as Vice President of Caterpillar Logistics Services, Inc. from 1992 until he joined Ford.  Mr. Johnson holds a B.A. in Management from the University of Illinois.

Todd R. Peters joined us as Vice President, Finance in March 2004 and was appointed Vice President and Chief Financial Officer in May 2004.  Before joining us, Mr. Peters served TriMas Corporation, a manufacturer of automotive accessories and industrial products, as Executive Vice President and Chief Financial Officer from 2002 to 2003 and as Vice President of Finance from 2001 to 2002.  From 1994 to 2001, he held various positions with Dana Corporation, a manufacturer in the automotive, mobile off-highway, marine, recreational and small engine industries, including Global Working Capital Team Leader from 2000 to 2001, Director of Operations — Long Manufacturing from 1999 to 2000 and Vice President of Finance from 1994 to 1999.  Prior to that, Mr. Peters worked for Coopers & Lybrand for over eight years.  Mr. Peters holds a B.S. in Business Administration from Central Michigan University and is a certified public accountant.

John J. Machota joined us as Vice President, Human Resources in 1997.  From 1996 to 1997, he was a self-employed human resources consultant.  From 1995 to 1996, Mr. Machota was Vice President, Compensation for Waste Management, Inc. and from 1993 to 1995, served as Waste Management’s Vice President, Human Resource Services.  From 1986 to 1993, Mr. Machota was Vice President, Human Resources for a subsidiary of Waste Management and prior to that held various other positions in the human resources area.  Mr. Machota holds an M.S. in Industrial Relations from Loyola University.

Mary T. Ryan joined us as Vice President, Communications and Investor Relations in 1999.  From 1996 to 1998, Ms. Ryan served as Vice President, Corporate Affairs for American Disposal Services, Inc.  From 1995 to 1996, she was a self-employed public relations consultant.  Prior to that, Ms. Ryan was employed for more than ten years with Waste Management, Inc.  Ms. Ryan holds an M.B.A. from DePaul University.

Joseph Salamunovich joined us as Vice President, General Counsel and Secretary in 1997.  From 1995 to 1997, Mr. Salamunovich was a partner in the law firm of Gibson, Dunn & Crutcher LLP, where he specialized in corporate and securities law matters.  Mr. Salamunovich holds a J.D. from Loyola Law School, Los Angeles.

John R. Colarossi joined us in 2003 as President of our Independent Aftermarket business.  Prior to joining us, Mr. Colarossi served as Chief Operating Officer of Cottman Transmission Systems since 2001.  During 1999 and 2000 he was Executive Vice President of Sales and Marketing for Capsule Communications (formerly US WATS).  Between 1993 and 1999 Mr. Colarossi held various positions with Moran Industries, including President from 1998 to 1999, and from 1984 to 1992 he was employed by AAMCO Transmissions, serving as Executive Vice President — Sales and Operations between 1989 and 1992.  Mr. Colarossi holds a B.S. in Economics from the University of Pittsburgh.

William L. Conley, Jr. joined us in 2002 as President of our ATC Logistics business.  Prior to joining us Mr. Conley spent nearly 24 years with FedEx Corporation in a series of increasingly responsible sales and leadership positions.  Most recently, Mr. Conley served as Vice President and General Manager — Europe, Middle East and Africa for FedEx Supply Chain Services (FedEx’s logistics operations).  Mr. Conley holds a B.S. in Aeronautics from Parks College of Aeronautical Technology of St. Louis University.

Brett O. Dickson joined us in 2001 as Director of Lean and Continuous Improvement.  That same year he became Vice President and General Manager of our Autocraft Industries business and became an executive officer in May 2004 when he was promoted to Vice President of our North American Remanufacturing Operations.  Prior to joining us, Mr. Dickson held increasingly responsible positions in operations, supply chain management and repositioning within Grimes Aerospace Company, an international engineering, manufacturing and distribution company, from 1995 to 2000, most recently serving as the Business Unit Manager for Grimes’ Exterior Lighting business.  Between 1985 and 1995 he held various positions with Honeywell (formerly AlliedSignal) including Plant Manager, Production Engineering Manager and Six Sigma specialist.  Mr. Dickson holds a B.S. in Electronic Engineering Technology from the DeVry Institute of Technology.

Michael T. DuBose joined us as Chairman of the Board, President and Chief Executive Officer in 1998 and is currently serving as Chairman of the Board, stepping down from his role as President in January 2004 and Chief Executive Officer in February 2004.  Prior to joining Aftermarket Technology Corp., he served as a consultant to Aurora Capital Group from 1997.  From 1995 to 1997, Mr. DuBose was Chairman and Chief Executive Officer of Grimes Aerospace Company.  From 1993 to 1995, he served as Senior Vice President of SAI Corporation’s computer equipment manufacturing and systems sector.  Prior to that, Mr. DuBose held various positions at General Instrument and General Electric Company.  Mr. DuBose holds an M.S. in Management from the Stanford University Graduate School of Business.  Mr. DuBose is retiring from our Board of Directors on June 2, 2005.

Robert Anderson became a director in 1997.  Mr. Anderson has been associated with Rockwell International Corporation since 1968, where he has been Chairman Emeritus since 1990 and served previously as Chairman of the Executive Committee from 1988 to 1990 and as Chairman of the Board and Chief Executive Officer from 1979 to 1988.  Mr. Anderson is retiring from our Board of Directors on June 2, 2005.

Robert L. Evans became a director in December 2004.  He served as Managing Director of Symphony Technology Group (a strategic holding company that invests primarily in software and services firms) and a predecessor firm, the Valent Group, from 2001 until October 2004.  Prior to that, he was President and Chief Operating Officer of Aspect Development, Inc. from 1999 until its acquisition by i2 Technologies, Inc. in 2000, after which he served as Chief Operating Officer of i2 Technologies.  Mr. Evans was employed by Accenture (formerly Andersen Consulting) from 1993 to 1999, where he held a variety of positions, including Managing Partner of the Americas Supply Chain practice.  From 1990 to 1993 Mr. Evans served as Vice President, Customer Support (Parts & Service) for Mazda Motor of America, and between 1975 and 1990 he held various positions with Caterpillar Inc., including President of Caterpillar Logistics Services.

Curtland E. Fields became a director in December 2004.  Mr. Fields is the Executive Director and chief executive officer and a trustee of the Turrell Fund, a $130 million foundation serving the needs of underprivileged children.  Prior to joining the Turrell Fund in 2003, Mr. Fields was employed by AT&T Corporation for over 30 years, serving most recently as President of the Consumer Transactions Services Group between 2000 and 2003, as President of the Consumer Markets Group (Central Region) from 1999 to 2000 and Vice President, Strategy and Marketing for the Business Markets Group from 1998 to 1999.  Prior to that he held other positions with AT&T including Financial Vice President for Investor Relations.

Dale F. Frey became a director in 1997.  Prior to his retirement in 1997, Mr. Frey was Chairman of the Board, President and Chief Executive Officer of General Electric Investment Corporation, a position he had held since 1984, and was a Vice President of General Electric Company since 1980.  Mr. Frey is a director of Community Health Systems, Yankee Candle, Ambassadors Group and McLeod USA.  Mr. Frey is retiring from our Board of Directors on June 2, 2005.

Mark C. Hardy became a director in 1994.  Mr. Hardy is a Managing Director and partner of Aurora Capital Group.  Prior to joining Aurora Capital Group in 1993, Mr. Hardy was an Associate Consultant at Bain & Company, a consulting firm.  Mr. Hardy is retiring from our Board of Directors on June 2, 2005.

Dr. Michael J. Hartnett became a director in 1994.  Since 1992, Dr. Hartnett has been Chairman, President and Chief Executive Officer of RBC Bearings, Inc., a manufacturer of ball and roller bearings.  Prior to joining RBC Bearings, Inc. in 1990 as General Manager of its Industrial Tectonics subsidiary, Dr. Hartnett spent 18 years with The Torrington Company, a subsidiary of Ingersoll-Rand.

Michael D. Jordan, became a director in May 2004.  Prior to retirement in 2001, he was employed by Ford Motor Company for over 30 years, serving most recently as President of Ford’s Automotive Consumer Services Group since 1997.  Prior to that he was President of the Ford Customer Service Division—Europe for three years.  Mr. Jordan is a director and chairman of the audit committee of Overnite Corporation.

Gerald L. Parsky became a director in 1997.  Mr. Parsky is the Chairman and a founding partner of Aurora Capital Group.  Prior to forming Aurora Capital Group in 1991, Mr. Parsky was a senior partner and a member of the Executive and Management Committees of the law firm of Gibson, Dunn & Crutcher LLP.  Prior to that, he served as Assistant Secretary of the Treasury for International Affairs.  Mr. Parsky is retiring from our Board of Directors on June 2, 2005.

S. Lawrence Prendergast became a director in May 2004.  Since 1999 he has been Executive Vice President of Finance of LaBranche & Co. Inc., a New York Stock Exchange specialist firm.  Prior to that he spent over 30 years with AT&T Corporation, including serving as Chairman of the Board and Chief Executive Officer of AT&T Investment Management Corp. from 1997 to 1999 and as Vice President and Treasurer of AT&T Corporation for 14 years before that.

Edward Stewart became a director in December 2004.  Prior to his retirement in 2002, he was employed by General Electric Company for 37 years, serving most recently as Executive Vice President of GE Capital and Chief Executive Officer of GE Card Services from 1997, and prior to that he was a Vice President of General Electric since 1991.

Directors serve one-year terms and are elected annually.  Executive officers serve until they resign or replacements are appointed by the Board of Directors.

Independence of Directors

The Board of Directors has determined that Messrs. Evans, Fields, Hartnett, Jordan, Prendergast and Stewart, six of our seven continuing directors, as well as Messrs. Anderson and Frey, two of our retiring directors, are independent as defined in the Nasdaq listing standards and the regulations of the Securities and Exchange Commission.  None of the independent directors currently has or has had a material relationship with, or is or has been employed by, Aftermarket Technology Corp. or any of its subsidiaries.

Committees of the Board of Directors and Board Meetings

We have an Audit Committee, a Compensation and Human Resources Committee and a Nominating Committee.

Audit Committee

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight role relating to our corporate accounting and reporting practices and the quality and integrity of our financial reports.  The Audit Committee is governed by a written charter approved by the Board of Directors (a copy of which was filed as an appendix to the proxy statement for our 2003 annual meeting of stockholders).  The Audit Committee is composed of Messrs. Anderson, Frey, Prendergast (Chairman) and Stewart, each of whom is independent as defined in the Nasdaq listing standards and the regulations of the Securities and Exchange Commission.  Following the annual meeting, Messrs. Anderson and Frey will no longer serve on the Audit Committee due to their retirement from the Board and it is expected that they will be succeeded on the Audit Committee by Mr. Hartnett, who is also independent.  Our Board of Directors has determined that Mr. Prendergast is a financial expert for purposes of Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee establishes our general compensation policies, establishes the specific compensation programs that we utilize with respect to our executive officers, establishes salaries and bonuses for our executive officers other than the Chief Executive Officer, makes stock awards (e.g., stock options, restricted stock) to all eligible employees other than our Chief Executive Officer, and makes recommendations to the Board of Directors regarding the salary and bonus for and stock awards to our Chief Executive Officer.  The Compensation and Human Resources Committee is composed of Messrs. Evans, Fields, Hartnett and Jordan (Chairman), each of whom is independent as defined in the Nasdaq listing standards and the regulations of the Securities and Exchange Commission.  It is expected that following the annual meeting Mr. Hartnett will step down from the Compensation and Human Resources Committee in order to join the Audit Committee.

Nominating Committee

The Nominating Committee is responsible for identifying, reviewing the qualifications of, and recruiting, as appropriate, potential candidates for the Board of Directors.  In identifying potential candidates for Board membership, the Nominating Committee may rely on suggestions and recommendations from the Board, management and others.  The Nominating Committee has a written charter (a copy of which was filed as an appendix to the proxy statement for our 2004 annual meeting of stockholders).  The Nominating Committee is composed of Messrs. Evans (Chairman), Frey, Jordan and Prendergast, each of whom are independent as defined in the Nasdaq listing standards and the regulations of the Securities and Exchange Commission.  Following the annual meeting, Mr. Frey will no longer serve on the Nominating Committee due to his retirement from the Board.  The Nominating Committee does not currently have a policy with regard to the consideration of any director candidates recommended by stockholders, but we expect that such a policy will be developed in the future.  The Board believes that the current absence of such a policy is appropriate because no such stockholder recommendation has been received for the 2005 annual meeting.  In evaluating the suitability of individuals for Board membership, the Nominating Committee may take into account many factors, including an individual’s business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board of Directors.  The Nominating Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Nominating Committee may identify certain skills or attributes (e.g., financial experience, business experience) as being particularly desirable to help meet specific Board needs that have arisen.

Board and Committee Meeting Attendance

During 2004 the Audit Committee met ten times, the Compensation and Human Resources Committee met four times, the Nominating Committee met three times and the Board of Directors met six times.  Each director attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which he served during the year.  We do not have a formal policy regarding director attendance at stockholder meetings.  Eight of our nine directors at that time attended the 2004 annual meeting of stockholders.

Director Compensation

Prior to 2004 we did not pay cash compensation to our directors for service on our Board of Directors or its committees.  Beginning in 2004, we now pay our independent directors an annual fee of $50,000.  Each independent director also receives an annual grant of options to purchase 10,000 shares of our common stock and each new independent director receives a one-time grant of options to purchase 20,000 shares.  Directors are reimbursed for their expenses in connection with attending Board and committee meetings.

In 2002, 2003 and 2004 each of Messrs. Anderson, Frey and Hartnett received options to purchase 25,000 shares of common stock at an exercise price of $22.90 per share, 50,000 shares of common stock at an exercise price of $9.63 per share, and 10,000 shares of common stock at an exercise price of $14.90 per share, respectively.  In 2004 each of Messrs. Jordan and Prendergast received options to purchase 20,000 shares of common stock at an exercise price of $14.90 per share and each of Messrs. Evans, Fields and Stewart received options to purchase 20,000 shares of common stock at an exercise price of $17.89 per share.  The option exercise price in each case was equal to the closing price of our common stock on the Nasdaq National Market System on the date the option was granted.  Each option vests and becomes exercisable in one-third increments on the first, second and third anniversaries of the date of grant, except for the options granted to Messrs. Anderson, Frey and Hartnett in 2004, which vest and become exercisable in one-half increments on the first and second anniversaries of the date of grant.  All the options expire on the tenth anniversary of the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of these reports to us.  Based solely on a review of the copies of the forms that we have received, we believe that all such forms required during 2004 were filed on a timely basis, except for the Form 3 of Mr. Evans, which was due on December 13 but was filed on December 15.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the three most recently completed fiscal years, the cash compensation, for services to us in all capacities, of those persons who were, as of December 31, 2004 (i) our current Chief Executive Officer, (ii) our former Chief Executive Officer, (iii) the four persons who were the other most highly compensated executive officers of Aftermarket Technology Corp. and its subsidiaries, and (iv) one person who would have been among our four other most highly compensated executive officers if he had continued to serve as an executive officer through the end of 2004:

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation (2)		Restricted Stock Award(s) ($) (3)		Securities Under- lying Options (#) (4)	All Other Compensation
Donald T. Johnson, Jr. (5)	2004	$500,000	$53,614	$26,420		$1,050,000	(6)	140,000	$201,413	(7)
Current President and CEO	2003	—	—	—		—		—	—
	2002	—	—	—		—		—	—

Michael T. DuBose (8)	2004	$290,847	—	$14,877		—		—	$703,365	(9)
Former President and	2003	550,000	—	25,400		—		—	—
Chief Executive Officer	2002	550,000	$412,500	25,400		—		250,000	1,000,000	(10)

Todd R. Peters (11)	2004	$244,262	$27,500	$13,072		$371,250	(12)	70,000	$254,448	(7)
Current CFO	2003	—	—	—		—		—	—
and Vice President	2002	—	—	—		—		—	—

Brett O. Dickson (13)	2004	$238,081	$46,750	$1,183	(14)	$149,000	(15)	15,000	—
Vice President, N.A.	2003	183,672	21,720	—		—		—	—
Remanufacturing Ops.	2002	176,500	205,726	—		—		5,000	$43,304	(7)

William L. Conley, Jr. (16)	2004	$235,000	$146,187	$14,300		$37,250	(17)	10,000	—
President, ATC Logistics	2003	235,000	—	23,785		—		—	—
	2002	109,452	55,237	14,081		—		25,000	$14,963	(7)

Joseph Salamunovich	2004	$220,000	$22,300	$10,370		$74,500	(18)	10,000	—
Vice President, General	2003	220,000	—	12,566		61,000		—	—
Counsel and Secretary	2002	220,000	149,000	11,454		—		25,000	—

Barry C. Kohn (19)	2004	$166,885	—	—		—		—	$246,370	(20)
Former Chief Financial	2003	300,000	—	15,600		—		—	—
Officer	2002	300,000	$150,000	15,600		—		100,000	300,000	(21)

(1)               Bonuses under our incentive compensation plan for a particular year are generally paid during the first quarter of the following year.

(2)                Consists of allowances for automobile, club dues and financial planning except where otherwise noted.

(3)                Calculated by multiplying the number of shares awarded by the closing price of our common stock on the Nasdaq National Market System on the day the restricted stock was awarded.  No consideration was paid for the shares.  Unless otherwise noted, one-third of the shares of restricted stock vests on each of the first three anniversaries of the date of grant provided that the holder is still employed by us as of such anniversary.  Holders of shares of restricted stock would be entitled to receive dividends if we were to pay dividends.

(4)                Consists of options to purchase shares of our common stock, which options were issued pursuant to our 1996 Stock Incentive Plan, 1998 Stock Incentive Plan, 2000 Stock Incentive Plan, 2002 Stock Incentive Plan or 2004 Stock Incentive Plan.  Pursuant to the stock incentive plans, the Compensation and Human Resources Committee of the Board of Directors makes recommendations to the Board of Directors regarding the amount, terms and conditions of each option to be granted.

(5)               Mr. Johnson joined us as President in January 2004 and became Chief Executive Officer in February 2004.

(6)                Consists of 75,000 shares granted on January 1, 2004.  Half of the shares vested on April 1, 2004 and the other half vested on April 1, 2005.  As of December 31, 2004, Mr. Johnson held 37,500 shares of restricted stock having a value of $603,750 (calculated by multiplying the number of restricted shares by $16.10 (the closing price of our common stock on the Nasdaq National Market System on December 31, 2004)).

(7)               Consists of relocation benefits.

(8)                Mr. DuBose ceased to be President in January 2004 and Chief Executive Officer in February 2004.  He became a part-time employee in April 2004, at which time his annual salary was reduced from $550,000 to $200,000.

(9)                Consists of a portion of the $1,925,000 special conversion bonus called for under Mr. DuBose’s employment agreement, which is payable over the 24-month period following Mr. DuBose’s conversion from full-time to part-time employment with us.  The $1,221,635 balance of the conversion bonus will be paid during 2005 and the first quarter of 2006.  See “Employment Agreements” below.

(10)          Consists of a special one-time payment of $1,000,000 made when Mr. DuBose entered into an amended and restated employment agreement in July 2002.  See “Employment Agreements” below.

(11)          Mr. Peters joined us as Vice President, Finance in March 2004 at an annual salary of $300,000 and became Chief Financial Officer in May 2004.

(12)          Consists of 25,000 shares granted on March 9, 2004.  As of December 31, 2004, Mr. Peters held 25,000 shares of restricted stock having a value of $402,500 (calculated by multiplying the number of restricted shares by $16.10 (the closing price of our common stock on the Nasdaq National Market System on December 31, 2004)).

(13)          Mr. Dickson became an executive officer in May 2004, at which time his annual salary was increased from $217,200 to $250,000.

(14)          Consists of allowances for club dues and financial planning.  Mr. Dickson is provided with a company car.

(15)          Consists of 10,000 shares granted on May 12, 2004.  As of December 31, 2004, Mr. Dickson held 10,000 shares of restricted stock having a value of $161,000 (calculated by multiplying the number of restricted shares by $16.10 (the closing price of our common stock on the Nasdaq National Market System on December 31, 2004)).

(16)          Mr. Conley joined us in July 2002.

(17)          Consists of 2,500 shares granted on May 12, 2004.  As of December 31, 2004, Mr. Conley held 2,500 shares of restricted stock having a value of $40,250 (calculated by multiplying the number of restricted shares by $16.10 (the closing price of our common stock on the Nasdaq National Market System on December 31, 2004)).

(18)          Consists of 5,000 shares granted on May 12, 2004.  As of December 31, 2004, Mr. Salamunovich held 8,333 shares of restricted stock having a value of $134,161 (calculated by multiplying the number of restricted shares by $16.10 (the closing price of our common stock on the Nasdaq National Market System on December 31, 2004)).

(19)          Mr. Kohn ceased to be Chief Financial Officer in May 2004.  He became a part-time employee in June 2004, at which time his annual salary was reduced from $300,000 to $60,000.

(20)          Consists of a portion of the $675,000 special conversion bonus called for under Mr. Kohn’s employment agreement, which is payable over the 18-month period following Mr. Kohn’s conversion from full-time to part-time employment with us.  The $432,692 balance of the conversion bonus will be paid during 2005.  See “Employment Agreements” below.

(21)          Includes a special one-time payment of $300,000 made when Mr. Kohn entered into an employment agreement in July 2002.  See “Employment Agreements” below.

Set forth below is the annual base salary for our current Chief Executive Officer and each of our four other most highly compensated executive officers as of April 27, 2005:

Name	Annual Base Salary
Donald T. Johnson, Jr.	$500,000
Todd R. Peters	300,000
Brett O. Dickson	250,000
William L. Conley, Jr.	235,000
Joseph Salamunovich	226,700

Option Grants Table

Shown below is information concerning grants of options by us during 2004 to our current and former Chief Executive Officers, each of our four other most highly compensated executive officers as of December 31, 2004, and one person who would have been among our four other most highly compensated executive officers if he had continued to serve as an executive officer through the end of 2004:

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in	Exercise Price	Expiration
Name	(#)		Fiscal Year	($/Share)	Date	5% ($)	10% ($)
Donald T. Johnson, Jr.	140,000	(2)	22.0	$14.00	1/1/14	$1,232,633	$3,123,735
Michael T. DuBose	—		—	—	—	—	—
Todd R. Peters	70,000	(3)	11.0	$14.85	3/9/14	653,736	1,656,695
Brett O. Dickson	15,000	(4)	2.4	$14.90	5/12/14	140,558	356,201
William L. Conley	10,000	(4)	1.6	$14.90	5/12/14	93,705	237,468
Joseph Salamunovich	10,000	(4)	1.6	$14.90	5/12/14	93,705	237,468
Barry C. Kohn	—		—	—	—	—	—

(1)                The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise.  The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock price performance, and may not necessarily be realized.  Actual gains, if any, on stock option exercises depend on the future performance of the common stock, continued employment of the optionee through the term of the options, and other factors.

(2)                These options were granted under our 2002 Stock Incentive Plan.  One third of the options vest and become exercisable on each of January 1, 2005, 2006 and 2007.

(3)                40,000 of these options were granted under our 1998 Stock Incentive Plan and the balance were granted under our 2002 Stock Incentive Plan.  One third of the options vest and become exercisable on each of March 9, 2005, 2006 and 2007.

(4)                These options were granted under our 2004 Stock Incentive Plan.  One third of the options vest and become exercisable on each of May 12, 2005, 2006 and 2007.

Aggregated Option Exercises and Year-End Option Value Table

Shown below is information relating to (i) the exercise of stock options during 2004 by our current and former Chief Executive Officers, each of our four other most highly compensated executive officers as of December 31, 2004, and one person who would have been among our four other most highly compensated executive officers if he had continued to serve as an executive officer through the end of 2004, and (ii) the value of unexercised options for each of such persons as of December 31, 2004:

			Number of Securities		Value of Unexercised
	Shares Acquired		Underlying Unexercised		In-The-Money Options
	on	Value	Options at Fiscal Year-End		at Fiscal Year-End (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Donald T. Johnson, Jr.	—	—	—	140,000	—	$294,000
Michael T. DuBose	422,070	$2,179,593	250,000	—	—	—
Todd R. Peters	—	—	—	70,000	—	87,500
Brett O. Dickson	—	—	13,334	24,166	$57,685	46,843
William L. Conley	—	—	16,667	18,333	33,167	28,583
Joseph Salamunovich	—	—	100,788	25,000	377,025	45,168
Barry C. Kohn	118,121	1,085,553	100,000	—	—	—

(1)                   Based on the closing price of our common stock on the Nasdaq National Market System on December 31, 2004, which was $16.10 per share.

Employment Agreements

We have entered into an employment agreement with each of our executive officers that provides for a three-year term and is automatically renewable thereafter on a year-to-year basis.  Each agreement includes a noncompetition provision for a period of 18 months from the termination of the executive officer’s employment with Aftermarket Technology Corp.  If the executive officer is terminated without cause, he will receive severance equal to his base salary for a period of 12 months after termination plus a pro rata portion of his incentive compensation bonus for the year in which he is terminated, as well as medical benefits during the severance period.  If the termination occurs within 18 months after a change of control, the executive will also receive a payment equal to his target bonus under the incentive compensation plan.

Mr. Johnson’s agreement is the same as those of the other executive officers except that (i) his severance period (which also applies in the case of his permanent disability) runs for 24 months if he is terminated prior to June 30, 2005 or for 18 months if he is terminated thereafter, and (ii) his noncompetition provision runs for the same period.

Mr. Peters’ agreement is the same as those of the other executive officers except that his severance period runs for 18 months and his noncompetition provision runs for 24 months.

Any executive who ceases to be employed under circumstances that entitle him to severance payments will ordinarily receive those payments over time unless the end of employment occurs within 18 months after a change in control, in which case the severance will be made in a single payment.

Each of our executive employment agreements contains a confidentiality provision and a provision that prohibits the executive officer, during a specified period after leaving Aftermarket Technology Corp., from soliciting our employees for employment by other companies.

In July 2002 we entered into an amended and restated employment agreement with Mr. DuBose that provides that he would serve as our Chairman, President and CEO through January 2004, at an annual base salary of $550,000, and thereafter the agreement would automatically renew on a year-to-year basis unless either we or Mr. DuBose elected not to renew.  Mr. DuBose ceased to be President in January 2004 and CEO in February 2004.

Under his employment agreement, he will serve for five years in a part-time capacity in such position as our Board of Directors determines, at an annual salary of $200,000.  In addition to his part-time salary, Mr. DuBose is receiving payments totaling two times his pre-conversion base salary plus two times his 2004 target bonus under our incentive compensation plan, paid over the 24-month period following his conversion to part-time status.  If he ceases to be a part-time employee for any reason other than termination for cause or voluntary resignation within five years following his conversion to part-time status, he will continue to receive monthly payments of $16,666 through the end of the five-year period.  Mr. DuBose will also receive medical benefits for up to ten years following the end of his employment.  The employment agreement contains a provision that Mr. DuBose will not compete against us during the period ending on the later of January 28, 2009 or the second anniversary of the date he ceases to be employed by us, which is considerably longer than the noncompetition provision contained in his previous employment agreement.  In connection with the signing of this amended and restated employment agreement, Mr. DuBose received a special one-time payment of $1,000,000 in 2002.

In July 2002 we entered into an employment agreement with Mr. Kohn that provides that he would serve as our CFO through January 2004, at an annual base salary of $300,000, and thereafter the agreement would automatically renew on a year-to-year basis unless either we or Mr. Kohn elected not to renew.  Mr. Kohn ceased to be CFO in May 2004.  Under his employment agreement, he will serve for five years in a part-time capacity at an annual salary of $60,000.  In addition to his part-time salary, Mr. Kohn is receiving payments totaling 1.5 times his CFO base salary plus 1.5 times his target bonus under our incentive compensation plan, paid over the 18-month period following his conversion to part-time status.  If he ceases to be a part-time employee for any reason other than termination for cause or voluntary resignation within five years following his conversion to part-time status, he will continue to receive monthly payments of $5,000 through the end of the five-year period.  Mr. Kohn will also receive medical benefits for up to 18 months following the end of his employment.  The employment agreement contains a provision that Mr. Kohn will not compete against us during the period ending on the later of January 28, 2009 or the second anniversary of the date he ceases to be employed by us, which is considerably longer than the noncompetition provision contained in our standard form of executive employment agreement.  In connection with the signing of this employment agreement, Mr. Kohn received a special one-time payment of $300,000 in 2002.

Stock Incentive Plans

Pursuant to our 1998, 2000, 2002 and 2004 stock incentive plans, officers, directors, employees and consultants of Aftermarket Technology Corp. and its affiliates are eligible to receive stock options, annual incentive bonuses and incentive stock.  In addition, we have stock options outstanding under a 1996 stock incentive plan under which awards may no longer be made.

The stock incentive plans are administered by the Compensation and Human Resources Committee of our Board of Directors, although the Board of Directors makes decisions with respect to awards for our Chief Executive Officer and may exercise any of the Committee’s other authority under the plans in lieu of the Committee’s exercise thereof.  Subject to the express provisions of the stock incentive plans, the Committee has broad authority in administering and interpreting the plans.  Options granted to employees may be options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or options not intended to so qualify.  Awards to employees may include a provision terminating the award upon termination of employment under certain circumstances or accelerating the receipt of benefits upon the occurrence of specified events.  The vesting of stock options and restricted stock will be accelerated in the event of a change of control of Aftermarket Technology Corp.  Restricted stock granted under the stock incentive plans are subject to vesting provision.  In most cases, outstanding options are also subject to vesting provisions and expire on the tenth anniversary of the date of grant.

As of February 11, 2005, there were 117,332 shares of restricted stock issued to our officers and employees and 1,882,895 options to purchase common stock granted to our directors, officers and employees pursuant to the plans, and the number of shares available for issuance pursuant to the plans was 746,248.  The exercise prices of options outstanding under the stock incentive plans as of February 11, 2005 are as follows:

Number of Option Shares	Exercise Price
17,500	$ 4.563
1,667	5.0312
162,663	5.06
1,333	6.875
21,499	8.50
12,667	9.00
5,000	9.125
206,333	9.63
112,313	11.125
2,000	11.4375
3,000	11.45
3,333	11.79
1,000	11.80
3,000	12.20
140,000	14.00
38,000	14.11
14,500	14.36
35,088	14.75
8,000	14.80
70,000	14.85
309,000	14.90
60,000	17.89
654,999	18.00 or greater
1,882,895

For information regarding restricted stock and stock options granted to our directors and officers, see “Security Ownership of Certain Beneficial Owners and Management.”

Report of the Compensation and Human Resources
Committee on Executive Compensation

Aftermarket Technology Corp.’s executive compensation program is administered by the Compensation and Human Resources Committee of the Board of Directors (the “Compensation Committee”).  In this report, references to “us,” “we” and “our” are to the Compensation Committee and references to the “Company” are to Aftermarket Technology Corp. and its subsidiaries.

Compensation Philosophy

The goals of the executive compensation program are to align compensation with business objectives and performance and to ensure that the Company is able to attract, retain and motivate high caliber executives whose contributions are critical to its long-term success.  A substantial portion of executive compensation is to be linked to increased stockholder value and achievement of financial results.  The existing executive compensation program consists of three elements:  (i) base salary, (ii) annual variable performance awards payable in cash and tied to the Company’s achievement of one or more financial performance targets and the executive’s achievement of individual goals, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders.  The executive officers participate in the Company’s 401(k) plan on the same basis as other employees.  The Company has no other retirement or deferred compensation plans.

It is our policy to set these various components at levels equal to or above an average found in selected corporations to which we compare the Company’s executive compensation.  We select the corporations in the comparator group on the basis of a number of factors, such as their size and complexity, the nature of their businesses, the regions in which they operate and the availability of compensation information.  The corporations against which we compare the Company’s compensation are not necessarily those included in the indices used to compare the stockholder return in the Stock Performance Chart included elsewhere in this Proxy Statement since the Company generally recruits individuals with skills and experiences from a varied set of backgrounds.  The Company periodically uses the services of an independent executive compensation consulting firm to assist with competitive compensation benchmarking and total compensation plan design.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows the corporate tax deduction for certain compensation paid in excess of $1 million annually to each of the chief executive officer and the four other most highly compensated executive officers of publicly held companies.  There is an exception to this rule for “performance-based compensation.”  Our long-term objective is for the Company’s compensation programs to qualify as performance-based compensation for purposes of Section 162(m).  However, the Company reserves the right to pay compensation that is not deductible when this is in the best interests of the Company.  In the past, the Company has paid some compensation that was not deductible because the Compensation Committee at the time did not meet the Section 162(m) requirement that it be composed solely of two or more outside directors.  However, since May 2004, the Compensation Committee has been composed solely of outside directors for purposes of Section 162(m).

Base Salary

The initial base salaries of the Company’s executive officers are set forth in their employment agreements, which were negotiated between the officers and us at the time the officers joined the Company.  See “Executive Compensation - Employment Agreements.”  The salary level for each executive officer reflects, among other things, our assessment of (i) the base salary necessary to attract and retain a person with the skills and knowledge required by the position, (ii) the position’s accountability and impact on the Company’s results, and (iii) external salary data for the similar position at comparable companies.  With respect to increases in base salary for executive officers other than the Chief Executive Officer, we receive recommendations from the Chief Executive Officer, which we consider, modify (if appropriate) and approve.  Except for a promotional salary increase for one officer, the Company did not grant any salary increases to its executive officers during 2004.

Annual Incentive Compensation

The Company’s annual incentive plan is intended to pay for performance by rewarding executive officers for the achievement of annual financial results. With respect to annual performance bonuses for each of the executive officers other than the Chief Executive Officer, the Chief Executive Officer submits recommendations to us at the beginning of the year.  The recommendations consist of target bonuses (stated as a percentage of base salary) tied to specific levels of achievement of the relevant operating plan for the year.  Annual bonuses for executive officers at the corporate headquarters are primarily based on the achievement of specified Company financial results as measured by EBITDA and other financial metrics.  Bonuses for executive officers at the various business units are payable if both (i) the Company achieves its target and (ii) the officer’s business unit achieves its EBIT target as established in that business unit’s operating plan.  The annual operating plans for the Company and for each of its business units for a given year are recommended by the Chief Executive Officer to us and the Board of Directors for approval at the beginning of the year.

In mid-2004, we and the Board of Directors determined that the Company EBITDA goal contained in the 2004 operating plan was an incomplete measure of Company performance for the year and inconsistent with investor expectations.  Therefore, we and the Board approved a mid-year modification to the annual bonus plan providing for reduced bonus awards if the Company achieved a specified EPS level consistent with investor expectations, while providing full bonus awards for those officers whose units achieved their EBIT target as originally established. We believe that this modification provided a better measure of the Company’s annual performance and better aligned executive officers with shareholders. For 2004, the Company achieved the target level of EPS and annual bonuses were paid based on the criteria indicated above.

Long-Term Compensation

Long-term incentives have been provided solely through stock option and/or restricted stock grants. We generally make grants of stock options/restricted stock to new executive officers when they join the Company and to existing executive officers once a year, typically at the time of the annual meeting.   During 2004, awards of stock options and/or restricted stock were granted to certain executive officers under the 1998, 2000, 2002 and 2004 Stock Incentive Plans.  The Chief Executive Officer submits for our approval a list of executive officers who are being recommended for stock awards, together with the recommended sizes of their awards.  In assessing these recommendations, we consider such factors as the recent performance of each executive officer, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions within the comparator group, the grant value of the award and the number of options and/or restricted shares previously granted.  The relative weight given to each of these factors varies among individuals at our discretion.  In the past, these recommendations have been submitted to the full Board of Directors for its consideration and approval.  However, starting in November 2004 we began approving all stock grants except those for the Chief Executive Officer, which will continue to require approval of the Board of Directors.

Each stock grant made in 2004 (except the restricted stock grant made to Mr. Johnson discussed below) vests in periodic installments over a three-year period, contingent upon the executive officer’s continued employment with the Company.

Chief Executive Officer Compensation

Mr. Johnson’s 2004 base salary of $500,000 was established prior to his joining the Company through arm’s length negotiations between Mr. Johnson and a Board member designated by the Compensation Committee.  We have determined that such base salary is within the salary range previously utilized by the Compensation Committee for the position of Chief Executive Officer, as well as in line with the salaries paid to the Company’s other executive officers.  As part of his employment agreement, Mr. Johnson was also granted a stock option award of 140,000 shares, which will vest over a three-year period, and a restricted stock award of 75,000 shares of which 50% vested on April 1, 2004 and the remaining 50% vests as of April 1, 2005.

At the time of his employment, Mr. Johnson’s target bonus for 2004 was established at 75% of base salary, payable if the Company achieved a specific EBITDA target as outlined in its 2004 financial operating plan.  As noted above, we and the Board of Directors approved a mid-year modification to the annual bonus plan providing for reduced bonus awards if the Company achieved a specified EPS level rather than the EBITDA target originally established for the plan. Based upon the Company’s achievement of this EPS target, Mr. Johnson received a reduced annual bonus award of $53,614 for 2004.

Summary

We believe that the current compensation arrangements provide the Chief Executive Officer and the Company’s other executive officers with an incentive to perform at superior levels and in a manner that is directly aligned with the economic interests of the Company’s stockholders.

The Compensation and Human Resources Committee
Michael D. Jordan, Chairman
Robert L. Evans

Curtland E. Fields
Dr. Michael J. Hartnett

The report of the Compensation and Human Resources Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation and Human Resources Committee Interlocks and
Insider Participation in Compensation Decisions

Prior to May 2004, the members of our Compensation and Human Resources Committee were current director Gerald L. Parsky and former directors Richard R. Crowell and J. Richard Stonesifer.  Messrs. Crowell and Parsky are (i) two of the three stockholders and directors of Aurora Advisors, Inc., the general partner of Aurora Capital Partners, which is the general partner of Aurora Equity Partners, L.P., which was our largest stockholder prior to March 23, 2005, and (ii) two of the three stockholders and directors of Aurora Overseas Advisors, Ltd., the general partner of Aurora Overseas Capital Partners L.P., the general partner of Aurora Overseas Equity Partners I, L.P., another of our significant stockholders prior to March 23, 2005.  In addition, Messrs. Crowell and Parsky are the senior members of Aurora Capital Group (of which Aurora Equity Partners and Aurora Overseas Equity Partners are a part), which provided investment banking and management services to us pursuant to a management services agreement that expired on March 23, 2005.  See “Certain Transactions.”

In May 2004, Messrs. Crowell, Parsky and Stonesifer were succeeded on the Compensation and Human Resources Committee by Messrs. Evans, Fields, Hartnett and Jordan, each of whom is independent as defined in the Nasdaq listing standards and the regulations of the Securities and Exchange Commission.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2004:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,882,895	$16.95	746,248
Equity compensation plans not approved by security holders	—	—	—
Total	1,882,895		746,248

PERFORMANCE GRAPH

The following graph shows the total return to our stockholders compared to two peer groups and the Nasdaq Market Index over the period from December 31, 1999 to December 31, 2004.  Each line on the graph assumes that $100 was invested in our common stock and the respective indices at the closing price on December 31, 1999.  The graph then presents the value of these investments, assuming reinvestment of dividends, through the close of trading on December 31, 2004.

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Aftermarket Technology Corp.	100.00	18.33	135.71	121.47	114.93	134.87
New Peer Group Index	100.00	79.20	111.68	95.47	109.85	149.29
Old Peer Group Index	100.00	85.45	122.12	105.80	117.89	161.35
Nasdaq Market Index	100.00	62.85	50.10	34.95	52.55	56.97

The new peer group consists of Federal-Mogul Corp., Genuine Parts Co., Standard Motor Products (publicly-traded companies engaged primarily in businesses in the automotive aftermarket that are comparable to ours) and Brightpoint, Inc. (a publicly-traded company engaged in third party logistics business comparable to ours), which, in management’s opinion, most closely represent the peer group for our two business segments.  The old peer group consists of Federal-Mogul Corp., Genuine Parts Co. and Standard Motor Products.  In past years the old peer group also included Exide, Inc., which ceased to be a publicly-traded company during 2004.  Brightpoint has been added to the new peer group to replace Exide and to represent an important part of our business that was not represented in the old peer group.

The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock (the only class of our issued and outstanding voting securities), as of April 1, 2005 by each of our directors, our current Chief Executive Officer, our former Chief Executive Officer, each of our four other most highly compensated executive officers as of December 31, 2004, one person who would have been among our four other most highly compensated executive officers if he had continued to serve as an executive officer through the end of 2004, our directors and executive officers as a group, and each person who at April 1, 2005 was known to us to beneficially own more than 5% of our outstanding common stock.

	Number of Shares (1)	Voting Percentage
Wasatch Advisors, Inc. (2)	2,942,101	13.8
Daruma Asset Management, Inc. (3)	1,267,900	6.0
Wells Fargo & Company (4)	1,121,958	5.3
Donald T. Johnson, Jr. (5)	99,579	*
Michael T. DuBose (6)	250,000	1.2
Todd R. Peters (7)	45,747	*
Brett O. Dickson (8)	30,000	*
William L. Conley, Jr. (9)	22,501	*
Joseph Salamunovich (10)	128,631	*
Barry C. Kohn (6)	100,000	*
Robert Anderson (11)	91,667	*
Robert L. Evans (12)	0	—
Curtland E. Fields (12)	0	—
Dale F. Frey (11)	91,667	*
Mark C. Hardy	0	—
Dr. Michael J. Hartnett (11)	93,333	*
Michael D. Jordan (13)	6,667	—
Gerald L. Parsky	0	—
S. Lawrence Prendergast (14)	7,667	*
Edward Stewart (12)	0	—
All directors and officers as a group (19 persons) (15)	1,062,700	4.8

*   Less than 1%.

(1)               The shares of common stock underlying options granted under our stock incentive plans that are exercisable as of April 1, 2005 or that will become exercisable within 60 days thereafter (such options being referred to as “exercisable”) are deemed to be outstanding for the purpose of calculating the beneficial ownership of the holder of such options, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of any other person.

(2)                Wasatch Advisors’ address is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(3)                Daruma Asset Management’s address is 80 West 40th Street, 9th Floor, New York, NY 10018.

(4)                Wells Fargo’s address is 420 Montgomery Street, San Francisco, CA 94163.

(5)                Includes 46,667 shares subject to exercisable options.  Excludes 93,333 shares subject to options that are not exercisable.

(6)                Consists of shares subject to exercisable options.

(7)                Includes 16,666 shares of restricted stock and 23,334 shares subject to exercisable options.  Excludes 46,666 shares subject to options that are not exercisable.

(8)                Consists of 10,000 shares of restricted stock and 20,000 shares subject to exercisable options.  Excludes 17,500 shares subject to options that are not exercisable.

(9)               Consists of 2,500 shares of restricted stock and 20,001 shares subject to exercisable options.  Excludes 14,999 shares subject to options that are not exercisable.

(10)          Includes 8,333 shares of restricted stock and 119,122 shares subject to exercisable options.  Excludes 6,666 shares subject to options that are not exercisable.

(11)          Consists of shares subject to exercisable options.  Excludes 21,667 shares subject to options that are not exercisable.

(12)          Excludes 20,000 shares subject to options that are not exercisable.

(13)          Consists of shares subject to exercisable options.  Excludes 13,333 shares subject to options that are not exercisable.

(14)          Includes 6,667 shares subject to exercisable options.  Excludes 13,333 shares subject to options that are not exercisable.

(15)          Includes 59,998 shares of restricted stock and 936,626 shares subject to exercisable options.  Excludes 357,496 shares subject to options that are not exercisable.

Unless otherwise noted above, the address of each person in the above table is 1400 Opus Place, Suite 600, Downers Grove, IL 60515.

CERTAIN TRANSACTIONS

We believe the transactions described below were beneficial to us and were entered into on terms at least as favorable to us as we could have obtained from unaffiliated third parties in arms-length negotiations.

Relationship with Aurora Capital Group

We were formed in 1994 at the direction of Aurora Capital Group as a vehicle to acquire and consolidate companies in the fragmented drivetrain remanufacturing industry.  Aurora Capital Group is controlled by Mr. Parsky, one of our directors, and Richard Crowell and Richard Roeder, two of our former directors.  Aurora Capital Group controls two limited partnerships that, prior to March 23, 2005, owned approximately 28% of our common stock.

In the past we paid to Aurora Management Partners, which is a part of Aurora Capital Group, a base annual management fee for advisory and consulting services pursuant to a written management services agreement that terminated on March 23, 2005.  Aurora Management Partners was also entitled to reimbursements from us for all of its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its obligations under the management services agreement.  The base annual management fee payable to Aurora Management Partners was $330,000 in 2004.  In 2005, we paid $50,000 in management fees before the management services agreement terminated in March when the Aurora partnerships sold all of their Aftermarket Technology Corp. stock.

In December 2003, we entered into an agreement with the Aurora partnerships to purchase up to a total of 1,169,409 shares of our outstanding common stock held by the partnerships at a price equal to the price that we paid to our other stockholders in the tender offer that we completed in January 2004.  In February 2004, we completed the purchase of these shares at the final tender offer price of $15.75 per share and paid to the Aurora partnerships a total of $18.4 million.

Indemnification Agreements

We have entered into separate but identical indemnification agreements with each of our directors and executive officers.  These agreements provide for, among other things, indemnification to the fullest extent permitted by law and advancement of expenses.

2005 Stock Offering

In October 2004, we filed a registration statement on Form S-3 to register the resale of up to 7,685,782 shares of our common stock by the Aurora partnerships, General Electric Pension Trust and Gerald L. Parsky.  The sale of these shares was completed in March 2005.  The selling stockholders have reimbursed us for the SEC filing fees and all transaction related expenses.

AUDIT MATTERS

Independent Auditor

Ernst & Young LLP was our independent auditor for the year ended December 31, 2004.  The appointment of the independent auditor is approved by the Audit Committee of our Board of Directors.  Consistent with past years, the Audit Committee will not take action regarding the appointment of our auditor for fiscal 2005 until November of this year.  Stockholder approval is not sought in connection with the selection of auditors.

Representatives of Ernst & Young will be present at the annual meeting and will be given an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

Fees Paid to Independent Auditor

Set forth below are the fees billed to us by Ernst & Young for each of the last two years for the indicated services:

	2004	2003
Audit Fees (1)	$1,219,580	$425,160
Audit-Related Fees (2)	9,220	11,850
Tax Fees (3)	102,635	143,205
All Other Fees (4)	133,183	21,120
Total Fees	$1,464,618	$601,335

(1)            For 2004 includes $611,600 of fees and expenses for the audit of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)            For 2004 consists of fees and expenses for financial accounting consultations.  For 2003 consists of fees and expenses for assistance with responding to an SEC comment letter regarding our 2002 10-K.

(3)            For 2004 consists of fees and expenses for assistance with (i) state, federal and foreign tax returns ($71,354) and (ii) state, federal and sales tax audits and refunds ($31,281).  For 2003 consists of fees and expenses for assistance with (i) state, federal and foreign tax returns ($73,750), (ii) state, federal and sales tax audits and refunds ($62,995) and (iii) tax planning ($6,460).

(4)            For 2004 consists of fees and expenses for services relating to (i) a Statement of Auditing Standards No. 70 review ($120,394), (ii) diligence for a potential divestiture ($7,289) and (iii) the Form S-8 registration statement relating to our 2004 Stock Incentive Plan ($5,500).  For 2003 consists of fees and expenses for services relating to compliance with the Sarbanes-Oxley Act ($4,850) and diligence for a potential acquisition ($16,270).

The Audit Committee of our Board of Directors adopted a pre-approval policy in 2003 pursuant to which the Audit Committee pre-approves each non-audit engagement or service with or by our independent auditor.  Prior to pre-approving any such non-audit engagement or service, it is the Committee’s practice to first receive information regarding the engagement or service that (i) is detailed as to the specific engagement or service, and (ii) enables the Committee to make a well-reasoned assessment of the impact of the engagement or service on the auditor’s independence.  In addition, the Chairman of the Audit Committee is authorized to pre-approve any non-audit service between regularly scheduled meetings of the Audit Committee provided that the fees for such service do not exceed $50,000 and the Chairman’s approvals are reported to the full Audit Committee at the next Audit Committee meeting.  The Audit Committee or the Audit Committee Chairman pre-approved all non-audit engagements with, and services provided by, the Company’s auditors during 2004.

Audit Committee Report

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements, the reporting process and internal controls.  Our independent auditor is responsible for auditing our financial statements and expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditor the audited financial statements.  The Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  In addition, the Committee has received from the independent auditor the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with the auditor its independence from us and our management.  The Committee has also considered whether the independent auditor’s provision of non-audit services to us is compatible with the auditor’s independence and has concluded that the independent auditor is independent from Aftermarket Technology Corp. and our management.

In its oversight role for these matters, the Audit Committee relies on the information and representations made by management and the independent auditors.  Accordingly, the Committee’s oversight does not provide an independent basis to certify that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the independent auditor is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

The Audit Committee
S. Lawrence Prendergast, Chairman
Robert Anderson
Dale F. Frey
Edward Stewart

ANNUAL REPORT

Our 2004 annual report to stockholders is being mailed to all stockholders.  Any stockholder who has not received a copy may obtain one without charge by writing to us at 1400 Opus Place, Suite 600, Downers Grove, Illinois 60515.  In addition, any person wishing to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2004 (excluding the exhibits thereto) may obtain a copy without charge by sending a written request to us at the same address.

STOCKHOLDER COMMUNICATIONS
WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with one or more of our directors may do so by sending a letter addressed to the director or directors care of the Secretary, Aftermarket Technology Corp., 1400 Opus Place, Suite 600, Downers Grove, Illinois 60515.  At the direction of the Board, mail will be opened and screened for security purposes.  All mail, other than items deemed obscene, will be forwarded to the appropriate director or directors.  Mail addressed to the directors generally or to the entire Board will be forwarded to the Chairman of the Board.  Any mail regarding our financial statements, financial records, accounting practices or internal controls or alleging any violation of our code of ethics will be forwarded to the Audit Committee to be handled in accordance with the Committee’s established procedures.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

To reduce the expenses of delivering duplicate proxy materials, we are taking advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested.  If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at (630) 271-8100, or by writing to us at 1400 Opus Place, Suite 600, Downers Grove, Illinois 60515.  For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to Aftermarket Technology Corp. at the phone number and address given above.

STOCKHOLDER PROPOSALS
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by us on or before December 28, 2005 to be considered for inclusion in the proxy statement for our 2006 annual meeting of stockholders, which is expected to be held on or about June 1, 2006.  Generally, a stockholder is eligible to present proposals under Rule 14a-8 if he or she has been for at least one year the record or beneficial owner of at least $2,000 in market value, or 1%, of securities entitled to be voted at the 2006 annual meeting and he or she continues to own such securities through the date on which the meeting is held.

If we receive notice after March 15, 2006 of a stockholder’s intent to present a proposal at the 2006 annual meeting, we will have the right to exercise discretionary voting authority with respect to such proposal at the meeting, without including information regarding the proposal in our proxy materials.

By Order of the Board of Directors,
/s/ Joseph Salamunovich

Joseph Salamunovich Secretary

April 27, 2005

APPENDIX A

THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF

AFTERMARKET TECHNOLOGY CORP.

For Annual Meeting of Stockholders

June 2, 2005

The undersigned stockholder of Aftermarket Technology Corp. (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and the accompanying Proxy Statement, each dated April 27, 2005, and the undersigned hereby revokes all prior proxies and hereby constitutes and appoints Donald T. Johnson, Jr., Todd R. Peters and Joseph Salamunovich, and each of them (each with full power of substitution and with full power to act without the others), the proxies of the undersigned, to represent the undersigned and to vote all the shares of common stock of the Company that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 2, 2005 at 8:00 a.m., Central time, at the Renaissance Chicago O’Hare Hotel, 8500 West Bryn Mawr Avenue, Chicago, Illinois 60631, and at any adjournment thereof.

Please sign and date this proxy on the reverse side and return it in the enclosed envelope.

A-1

ANNUAL MEETING OF STOCKHOLDERS OF

AFTERMARKET TECHNOLOGY CORP.

June 2, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

”    Please detach along perforated line and mail in the envelope provided.   ”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: Robert L. Evans Curtland E. Fields Dr. Michael J. Hartnett Donald T. Johnson, Jr. Michael D. Jordan S. Lawrence Prendergast Edward Stewart

2.       To vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy will be voted as directed by the undersigned; where no choice is specified, it will be voted FOR Proposal 1 and in the discretion of the proxies with respect to matters described in Proposal 2.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:    Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

A-2